Exhibit 99.2

This Statement on Form 4 is filed by J.P. Morgan Partners (23A SBIC), L.P., J.P. Morgan Partners (23A SBIC Manager), Inc., JPMorgan Chase Bank, J.P. Morgan Chase & Co. and J.P. Morgan DJ Partners, LLC.

Name of Designated Filer: J.P. Morgan Partners (23A SBIC), L.P.
Issuer and Ticker Symbol: dj Orthopedics, Inc. (DJO)
Date of Event Requiring Statement: June 8, 2004

J.P. Morgan Partners (23A SBIC), L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas, 40th Floor New York, NY 10020

By:	J.P. Morgan Partners (23A SBIC Manager), Inc. its General Partner

By:	Jeffrey C. Walker
Jeffrey C. Walker
President

J.P. Morgan Partners (23A SBIC Manager), Inc. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas, 40th Floor New York, NY 10020

By:	Jeffrey C. Walker
Jeffrey C. Walker
President

JPMorgan Chase Bank 270 Park Avenue 35th Floor New York, NY 10017

By:	James Berry
James Berry
Vice President, Assistant General Counsel and Assistant Secretary

J.P. Morgan Chase & Co. 270 Park Avenue 35th Floor New York, NY 10017

By:	James Berry
James Berry
Vice President, Assistant General Counsel and Assistant Secretary

J.P. Morgan DJ Partners, LLC c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas, 40th Floor New York, NY 10020

By:	J.P. Morgan Partners (23A SBIC), L.P. its Managing Member

By:	J.P. Morgan Partners (23A SBIC Manager), Inc. its General Partner

By:	Jeffrey C. Walker
Jeffrey C. Walker
President